Exhibit 99.1

Contacts:	Jeffrey C. Benzing	Robin Yim
	Chief Administrative Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS ANNOUNCES EPS FOR ITS FIRST FISCAL QUARTER 2010 WILL EXCEED THE HIGH END OF THE PREVIOUSLY COMMUNICATED GUIDANCE RANGE

SAN JOSE, Calif., April 15, 2010 — Novellus Systems, Inc. (NASDAQ: NVLS), today announced that its net earnings per fully diluted share is expected to be $0.43, on a GAAP basis, for the fiscal quarter ended March 27, 2010; $0.04 higher than the high end of the range communicated in the company’s mid-quarter update conference call on March 10, 2010. Excluding certain charges net earnings per fully diluted share is expected to be $0.47: $0.03 higher than the high end of the guidance range communicated at the mid-quarter update conference call.

The company had previously forecasted its fiscal 2010 effective tax rate to be within a range of 25% to 30%. Due to an analysis of the impact of a recent U.S. Tax Court opinion on its tax expense related to foreign operations, the company is revising its fiscal 2010 effective tax rate guidance to a range of 15% to 20%.

No conference call will be held in conjunction with this announcement. We will announce full first quarter financial results on April 21, 2010 and hold a conference call to discuss those results beginning at 1:30 pm (PDT) the same day. To access the conference call, log on to www.novellus.com.

Management uses non-GAAP measures to evaluate operating performance. A reconciliation between our GAAP and non-GAAP results is provided below. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

Three Months Ended March 27, 2010
Net income per diluted share excluding certain charges and benefits (1):	$0.47
Consolidation of manufacturing in Oregon	(0.01)
Reductions in workforce	(0.01)
Legal Fees	(0.04)
Tax effect of the above benefits (charges)	0.02

Net income per diluted share	$0.43

(1)	The reconciliation of net income, excluding certain charges and benefits is intended to present our operating results, excluding certain charges and benefits. This reconciliation is not in accordance with or an alternative for GAAP and may be different from similar measures presented by other companies.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our expected earnings per fully diluted share, which is preliminary and subject to change as we complete our review of the fiscal quarter ended March 27, 2010; (ii) our expectations regarding our effective tax rate for fiscal 2010; and (iii) the effect of the impact of the recent U.S. Tax Court opinion on our tax expense related to foreign operations. These risks and uncertainties include, but are not limited to our inability to accurately predict global economic conditions and their effect on the our performance, our inability to accurately predict the return of fundamental end market demand drivers, the lack of improvement in industry conditions that negatively impact the semiconductor industry, our inability to accurately predict growth patterns for consumer demand for integrated circuits and electronic products which use them, our inability to accurately predict the Company’s ability to maximize its position within the semiconductor industry, fluctuations in our effective tax rate, additional Tax Court or appellate court decisions, as well as other risks indicated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, Calif. with subsidiary offices across the globe. For more information please visit www.novellus.com